NEWS RELEASE

Arlo Reports Fourth Quarter and Full Year 2018 Results

27.3% Full Year Revenue Growth
84.6% Paid Subscriber Growth Year Over Year

SAN JOSE, California - February 5, 2019 - Arlo Technologies, Inc. (NYSE: ARLO), the #1 network connected camera brand, today reported financial results for the fourth quarter and full year ended December 31, 2018.

Financial Highlights (1)

•	Fourth quarter revenue of $129.3 million, an increase of 3.6% year over year.

•	Fourth quarter GAAP gross margin of 9.3%; non-GAAP gross margin of 9.9%.

•	Fourth quarter GAAP net loss per diluted share of $0.43, non-GAAP net loss per diluted share of $0.33.

•	2018 revenue of $472.0 million, an increase of 27.3% year over year.

•	2018 GAAP gross margin of 21.0%; non-GAAP gross margin of 21.6%.

•	2018 GAAP net loss per diluted share of $1.02, non-GAAP net loss per diluted share of $0.39.

“2018 was a transformational year for Arlo. We maintained our dominant leadership position in the connected camera market, executed an IPO that allowed us to run as an independent company with a healthy balance sheet, and grew revenue by more than 27%. However, we saw the market growth slow significantly late in 2018 which led to channel inventory buildup and both of these factors will affect our growth expectations for 2019,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “Beyond market dynamics, I am focused on our continuing execution and innovation. Our leading products have maintained a market leadership position through all of 2018. Additionally, we recently announced two new leading-edge products that were extremely well-received at CES. With continued market leadership and innovative product releases, I am confident that Arlo will return to growth.”

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017 (2)	December 31, 2018	December 31, 2017 (2)
	(in thousands, except percentage and per share data)
Revenue	$129,263	$131,174	$124,774	$472,023	$370,658
GAAP Gross Margin	9.3%	22.7%	23.9%	21.0%	24.6%
Non-GAAP Gross Margin	9.9%	23.1%	24.4%	21.6%	25.3%
GAAP Net Income (Loss) per Diluted Share	$(0.43)	$(0.19)	$0.04	$(1.02)	$0.11
Non-GAAP Net Income (Loss) per Diluted Share	$(0.33)	$(0.05)	$0.10	$(0.39)	$0.27
_________________________
(1) Reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis are provided at the end of this press release.

(2) Fourth quarter and full year of 2017, as well as first and second quarter of 2018, are based on carve-out financials whereas third quarter and fourth quarter of 2018 are based on standalone financials. Further detail regarding carve-out financials is contained in our SEC filings, including our previously filed Form S-1 and related public offering prospectus, standalone financials represents our actual results for the period as a standalone public company.

Business Highlights

•	Full year 2018 revenue of $472.0 million, for growth of 27.3%

•	84.6% year over year paid subscriber growth in Q4

•	70.7% year over year cumulative registered user growth in Q4

•	Launched new wire-free, smart connected audio doorbell that pairs with Arlo wire-free cameras

•	Announced all-new AI-powered detection features added to Arlo Smart subscription service

•	Announced the Arlo Security System for the IoT smart home market, which features an all-in-one Multi-Sensor that can instantly communicate any threats for homeowners to take immediate action

First Quarter 2019 Business Outlook (1)

•	Revenue of $48.0 million to $52.0 million

•	GAAP gross margin between (1.3%) and 1.7%, and non-GAAP gross margin between 0.0% and 3.0%

•	GAAP loss per share between ($0.59) and ($0.63), and non-GAAP loss per share between ($0.51) and ($0.55)

Full Year 2019 Business Outlook (1)

•	Revenue $380.0 million to $420.0 million

•	GAAP operating loss between ($118.7 million) and ($128.7 million), and non-GAAP operating loss between ($95.0 million) and ($105.0 million)

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three Months Ending March 31, 2019			Twelve Months Ending December 31, 2019
	Gross Margin Rate	Loss per Share	Tax Expense	Operating Loss
			(in thousands)	(in thousands)
GAAP	(1.3%) - 1.7%	($0.59) - ($0.63)	$300	($118,725) - ($128,725)
Estimated adjustments for (1):
Separation expense	__	$0.01	__	$1,000
Stock-based compensation expense	0.5%	$0.06	__	$21,200
Amortization of intangibles	0.8%	$0.01	__	$1,525
Tax effects of non-GAAP adjustments	__	__	__	__
Non-GAAP	0.0% - 3.0%	($0.51) - ($0.55)	$300	($95,000) - ($105,000)
_________________________
(1) Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: restructuring and other charges; litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the fourth quarter and full year 2018 results and discuss management’s expectations for the first quarter of 2019 today, Tuesday, February 5, 2019 at 4:30 p.m. ET (1:30 p.m. PT). The toll free dial-in number for the live audio call is (866) 393-4306. The international dial-in number for the live audio call is (734) 385-2616. The conference ID for the call is 7258357. A live webcast of the conference call will be available on Arlo’s Investor Relations website at http://investor.arlo.com. A replay of the call will be available via the web at http://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo (NYSE: ARLO) is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled cameras, advanced baby monitors and smart security lights.

© 2019 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Erik Bylin
investors@arlo.com
(510) 315-1004

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: Arlo’s future operating performance and financial condition, expected revenue, GAAP and non-GAAP gross margins, operating margins, and tax expense; expectations regarding market expansion and future growth; and plans to invest in product innovation. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of Arlo's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect Arlo and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2018, filed with the Securities and Exchange Commission on November 2, 2018. Given these circumstances, you should not place undue reliance on these forward-looking statements. Arlo undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income(loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for separation expense, stock-based compensation expense, amortization of intangibles restructuring and other charges, litigation reserves, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

· the ability to make more meaningful period-to-period comparisons of our on-going operating results;
· the ability to better identify trends in our underlying business and perform related trend analyses;
· a better understanding of how management plans and measures our underlying business; and
· an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Separation expense consists of expenses that are related to the separation of our business from NETGEAR. These consist primarily of third-party consulting fees, legal fees, IT costs, employee bonuses for services related to the separation, and other one-time expenses incurred to complete the separation. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to an assessment of our internal operations and comparisons to our prior and future periods and to the performance of our competitors.

Other items are the result of either unique or unplanned events, including, when applicable: restructuring and other charges and litigation reserves, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: Arlo-F

-Financial Tables Attached-

ARLO TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2018	December 31, 2017
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$151,290	$108
Short-term investments	49,737	—
Accounts receivable, net	166,412	157,680
Inventories	124,792	82,952
Receivables from NETGEAR, net	12,184	—
Prepaid expenses and other current assets	11,059	3,018
Total current assets	515,474	243,758
Property and equipment, net	49,428	3,883
Intangibles, net	2,823	4,348
Goodwill	15,638	15,638
Restricted cash	4,134	—
Other non-current assets	8,449	2,193
Total assets	$595,946	$269,820

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$82,542	$20,711
Deferred revenue	26,678	34,072
Accrued liabilities	164,932	76,097
Income tax payable	734	—
Total current liabilities	274,886	130,880
Non-current deferred revenue	23,313	13,332
Non-current financing lease obligation	19,978	—
Non-current income taxes payable	22	189
Other non-current liabilities	1,140	—
Total liabilities	319,339	144,401
Stockholders’ Equity:
Common stock	74	—
Additional paid-in capital	315,277	—
Accumulated other comprehensive income (loss)	—	—
Net parent investment	—	125,419
Accumulated deficit	(38,744)	—
Total stockholders’ equity	276,607	125,419
Total liabilities and stockholders’ equity	$595,946	$269,820

ARLO TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(in thousands, except percentage and per share data)
Revenue	$129,263	$131,174	$124,774	$472,023	$370,658
Cost of revenue	117,177	101,427	94,957	372,843	279,424
Gross profit	12,086	29,747	29,817	99,180	91,234
Gross margin	9.3%	22.7%	23.9%	21.0%	24.6%
Operating expenses:
Research and development	16,865	16,100	9,797	58,794	34,683
Sales and marketing	15,470	12,843	11,273	52,593	34,340
General and administrative	8,656	8,357	4,670	28,209	15,096
Separation expense	3,603	5,823	1,384	27,252	1,384
Total operating expenses	44,594	43,123	27,124	166,848	85,503
Income (loss) from operations	(32,508)	(13,376)	2,693	(67,668)	5,731
Operating margin	(25.1)%	(10.2)%	2.2%	(14.3)%	1.5%
Interest income	736	503	—	1,239	—
Other income (expense), net	(254)	(129)	297	(1,177)	1,946
Income (loss) before income taxes	(32,026)	(13,002)	2,990	(67,606)	7,677
Provision for income taxes	(58)	223	327	772	1,128
Net income (loss)	$(31,968)	$(13,225)	$2,663	$(68,378)	$6,549

Net income (loss) per share:
Basic	$(0.43)	$(0.19)	$0.04	$(1.02)	$0.11
Diluted	$(0.43)	$(0.19)	$0.04	$(1.02)	$0.11

Weighted average shares used to compute net income (loss) per share:
Basic	74,247	69,600	62,250	67,231	62,250
Diluted	74,247	69,600	62,250	67,231	62,250

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(in thousands, except percentage data)
GAAP gross profit	$12,086	$29,747	$29,817	$99,180	$91,234
GAAP gross margin	9.3%	22.7%	23.9%	21.0%	24.6%
Stock-based compensation expense	272	236	208	1,191	701
Amortization of intangibles	382	381	381	1,526	1,903
Non-GAAP gross profit	$12,740	$30,364	$30,406	$101,897	$93,838
Non-GAAP gross margin	9.9%	23.1%	24.4%	21.6%	25.3%

GAAP research and development	$16,865	$16,100	$9,797	$58,794	$34,683
Stock-based compensation expense	(892)	(872)	(551)	(3,474)	(2,414)
Non-GAAP research and development	$15,973	$15,228	$9,246	$55,320	$32,269

GAAP sales and marketing	$15,470	$12,843	$11,273	$52,593	$34,340
Stock-based compensation expense	(753)	(754)	(439)	(2,961)	(1,256)
Amortization of intangibles	—	—	—	—	(30)
Non-GAAP sales and marketing	$14,717	$12,089	$10,834	$49,632	$33,054

GAAP general and administrative	$8,656	$8,357	$4,670	$28,209	$15,096
Stock-based compensation expense	(1,578)	(1,575)	(779)	(5,253)	(2,547)
Restructuring and other charges	—	—	—	(74)	—
Litigation reserves, net	—	—	—	—	(28)
Non-GAAP general and administrative	$7,078	$6,782	$3,891	$22,882	$12,521

GAAP total operating expenses	$44,594	$43,123	$27,124	$166,848	$85,503
Separation expense	(3,603)	(5,823)	(1,384)	(27,252)	(1,384)
Stock-based compensation expense	(3,223)	(3,201)	(1,769)	(11,688)	(6,217)
Amortization of intangibles	—	—	—	—	(30)
Restructuring and other charges	—	—	—	(74)	—
Litigation reserves, net	—	—	—	—	(28)
Non-GAAP total operating expenses	$37,768	$34,099	$23,971	$127,834	$77,844

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(in thousands, except percentage data)
GAAP operating income (loss)	$(32,508)	$(13,376)	$2,693	$(67,668)	$5,731
GAAP operating margin	(25.1)%	(10.2)%	2.2%	(14.3)%	1.5%
Separation expense	3,603	5,823	1,384	27,252	1,384
Stock-based compensation expense	3,495	3,437	1,977	12,879	6,918
Amortization of intangibles	382	381	381	1,526	1,933
Restructuring and other charges	—	—	—	74	—
Litigation reserves, net	—	—	—	—	28
Non-GAAP operating income (loss)	$(25,028)	$(3,735)	$6,435	$(25,937)	$15,994
Non-GAAP operating margin	(19.4)%	(2.8)%	5.2%	(5.5)%	4.3%

GAAP net income (loss)	$(31,968)	$(13,225)	$2,663	$(68,378)	$6,549
Separation expense	3,603	5,823	1,384	27,252	1,384
Stock-based compensation expense	3,495	3,437	1,977	12,879	6,918
Amortization of intangibles	382	381	381	1,526	1,933
Restructuring and other charges	—	—	—	74	—
Litigation reserves, net	—	—	—	—	28
Tax effects	200	223	—	423	—
Non-GAAP net income (loss)	$(24,288)	$(3,361)	$6,405	$(26,224)	$16,812

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(in thousands, except per share data)
NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(0.43)	$(0.19)	$0.04	$(1.02)	$0.11
Separation expense	0.05	0.08	0.02	0.41	0.02
Stock-based compensation expense	0.05	0.05	0.03	0.19	0.11
Amortization of intangibles	0.00	0.01	0.01	0.02	0.03
Restructuring and other charges	—	—	—	0.00	—
Litigation reserves, net	—	—	—	—	0.00
Tax effects	0.00	0.00	—	0.01	—
Non-GAAP net income (loss) per diluted share	$(0.33)	$(0.05)	$0.10	$(0.39)	$0.27

Shares used in computing GAAP net income (loss) per diluted share	74,247	69,600	62,250	67,231	62,250
Shares used in computing non-GAAP net income (loss) per diluted share	74,247	69,600	62,250	67,231	62,250

ARLO TECHNOLOGIES, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	December 31, 2018	September 30, 2018	July 1, 2018	April 1, 2018	December 31, 2017
	(in thousands, except per share data)
Cash, cash equivalents and short-term investments	$201,027	$187,846	$133	$178	$108
Cash, cash equivalents and short-term investments per diluted share	$2.71	$2.70	$0.00	$0.00	$0.00

Accounts receivable, net	$166,412	$117,119	$111,113	$102,259	$157,680
Days sales outstanding	118	81	91	92	115

Inventories	$124,792	$132,479	$123,195	$103,849	$82,952
Ending inventory turns	3.8	3.1	2.7	2.8	4.6

Weeks of channel inventory:
U.S. retail channel	8.1	12.6	9.5	8.9	5.6
U.S. distribution channel	10.9	9.1	3.9	4.2	2.5
EMEA distribution channel	6.7	4.4	3.6	9.2	5.2
APAC distribution channel	6.0	9.2	17.4	7.9	14.8

Deferred revenue (current and non-current)	$49,991	$45,906	$42,389	$40,420	$47,404

Cumulative registered users	2,850	2,498	2,204	1,929	1,670
Paid subscribers	144	125	102	92	78

Headcount	386	344	153	144	124
Non-GAAP diluted shares	74,247	69,600	62,250	62,250	62,250

REVENUE BY GEOGRAPHY

	Three Months Ended						Twelve Months Ended
	December 31, 2018		September 30, 2018		December 31, 2017		December 31, 2018		December 31, 2017
	(in thousands, except percentage data)
Americas	$109,657	85%	$112,849	86%	$97,315	78%	$383,910	81%	$292,671	79%
EMEA	15,046	12%	11,760	9%	21,133	17%	65,462	14%	58,795	16%
APAC	4,560	3%	6,565	5%	6,326	5%	22,651	5%	19,192	5%
Total	$129,263	100%	$131,174	100%	$124,774	100%	$472,023	100%	$370,658	100%